Oclaro Announces Third Quarter Fiscal Year 2018 Financial Results

SAN JOSE, Calif., – May 8, 2018 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced its financial results for the third quarter of fiscal year 2018, which ended March 31, 2018. Oclaro will not hold an earnings call, nor provide forward guidance for the fourth quarter of fiscal year 2018, due to the previously announced proposed acquisition of Oclaro by Lumentum Holdings Inc.

“I am very pleased with the results that the Oclaro team delivered for our third fiscal quarter. Our revenue of $127 million, which was at the high end of our guidance, was driven by a record revenue quarter for our CFP2-ACO product family and laser chip business. The strong sales mix resulted in non-GAAP gross margin of 37 percent, and non-GAAP operating income of $18 million, which exceeded our guidance, and marked the eighth consecutive quarter of double digit operating income percentage,” said Greg Dougherty, CEO of Oclaro.
“As a result of the U.S. Department of Commerce recently re-imposing export sanctions on ZTE, we have temporarily suspended all shipments to, and activities with, ZTE. Despite the loss of ZTE as a greater than 10 percent customer for an indefinite period, we continue to believe our solid financial model and tight expense controls, when coupled with our highly differentiated products, will allow us to continue to demonstrate strong financial performance,” said Mr. Dougherty.

Results for the Third Quarter of Fiscal 2018

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Revenues were $127.3 million for the third quarter of fiscal 2018. This compares with revenues of $139.3 million in the second quarter of fiscal 2018, and revenues of $162.2 million in the third quarter of fiscal 2017.

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GAAP gross margin was 34.2% for the third quarter of fiscal 2018. This compares with GAAP gross margin of 37.2% in the second quarter of fiscal 2018, and GAAP gross margin of 41.2% in the third quarter of fiscal 2017.

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Non-GAAP gross margin was 37.2% for the third quarter of fiscal 2018. This compares with non-GAAP gross margin of 38.4% in the second quarter of fiscal 2018, and non-GAAP gross margin of 41.6% in the third quarter of fiscal 2017.

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GAAP operating income was $7.9 million for the third quarter of fiscal 2018. This compares with GAAP operating income of $19.3 million in the second quarter of fiscal 2018, and GAAP operating income of $37.7 million in the third quarter of fiscal 2017.

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Non-GAAP operating income was $18.1 million for the third quarter of fiscal 2018. This compares with non-GAAP operating income of $24.5 million in the second quarter of fiscal 2018, and non-GAAP operating income of $40.5 million in the third quarter of fiscal 2017.

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GAAP net income for the third quarter of fiscal 2018 was $10.8 million. This compares with GAAP net income of $18.7 million in the second quarter of fiscal 2018, and GAAP net income of $38.2 million in the third quarter of fiscal 2017.

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Non-GAAP net income for the third quarter of fiscal 2018 was $19.0 million. This compares with non-GAAP net income of $23.1 million in the second quarter of fiscal 2018, and non-GAAP net income of $39.9 million in the third quarter of fiscal 2017.

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GAAP earnings per diluted share for the third quarter of fiscal 2018 were $0.06. This compares with GAAP earnings per diluted share of $0.11 in the second quarter of fiscal 2018, and GAAP earnings per diluted share of $0.22 in the third quarter of fiscal 2017.

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Non-GAAP earnings per diluted share for the third quarter of fiscal 2018 were $0.11. This compares with non-GAAP earnings per diluted share of $0.14 in the second quarter of fiscal 2018, and non-GAAP earnings per diluted share of $0.23 in the third quarter of fiscal 2017.

•	Cash, cash equivalents, and short-term investments were $304.4 million at March 31, 2018.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2018. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release contains statements about management’s future expectations regarding the plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Investors should not unduly rely on such forward-looking statements. These forward-looking statements include statements concerning (i) our decision to suspend shipment of products to ZTE, (ii) Oclaro’s future financial performance and operating prospects and (iii) the statements in our CEO’s quote. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our dependence on a limited number of customers for a significant percentage of our revenues, (ii) the impact on our business, financial condition and results of operations of the U.S. Department of Commerce changing and reactivating its previous denial order relating to ZTE, (iii) the risk that our pending merger with Lumentum Holdings Inc. does not close, due to the failure of one or more conditions to closing, (iv) uncertainty as to the market value of the Lumentum merger consideration to be paid in the merger, (v) the risk that required governmental or Oclaro stockholder approvals of the merger (including China antitrust approval) will not be obtained or that such approvals will be delayed beyond current expectations, (vi) the risk of litigation in respect of either Oclaro or Lumentum or the merger, (vii) disruption from the merger making it more difficult to maintain our customer, supplier, key personnel and other strategic relationships, (viii) competition and pricing pressure, (ix) the absence of long-term purchase commitments from many of our long-term customers, (x) our ability to effectively manage our inventory, (xi) our ability to meet or exceed our gross margin expectations, (xii) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (xiii) the effects of fluctuations in foreign currency exchange rates, (xiv) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (xv) potential operating or reporting disruptions that could result from the implementation of our new enterprise resource planning system, (xvi) our manufacturing yields, (xvii) our ability to conclude agreements with our customers on favorable terms, (xviii) the risks associated with delays, disruptions or quality control problems in manufacturing, (xix) fluctuations in our revenues, growth rates and operating results, (xx) changes in our effective tax rates or outcomes of tax audits or similar proceedings, (xxi) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (xxii) our dependence on a limited number of suppliers and key contract manufacturers, (xxiii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xxiv) our ability to protect our intellectual property rights, (xxv) the risks associated with our international operations, and (xxvi) other factors described under the caption "Risk Factors" and elsewhere in the documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s core operating performance and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Management excludes certain items from its view of Oclaro’s core operating performance, such as impairment charges, deferred income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options, impairment of fixed assets and inventory and related expenses, certain other income and expense items, and the tax effects thereof. Management does not believe these items are reflective of Oclaro’s ongoing core operating performance and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2018	July 1, 2017
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$179,969	$219,270
Restricted cash	—	716
Short-term investments	124,433	37,559
Accounts receivable, net	111,564	122,287
Inventories	103,927	101,068
Prepaid expenses and other current assets	38,983	40,870
Total current assets	558,876	521,770
Property and equipment, net	137,999	114,333
Other intangible assets, net	241	699
Deferred tax assets, non-current	19,325	25,774
Other non-current assets	1,622	2,573
Total assets	$718,063	$665,149
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,124	$88,316
Accrued expenses and other liabilities	42,159	42,499
Capital lease obligations, current	2,514	2,368
Total current liabilities	117,797	133,183
Deferred gain on sale-leasebacks	5,747	5,895
Capital lease obligations, non-current	1,033	1,379
Other non-current liabilities	11,212	11,019
Total liabilities	135,789	151,476
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,701	1,676
Additional paid-in capital	1,700,120	1,688,777
Accumulated other comprehensive income	42,441	40,973
Accumulated deficit	(1,161,988)	(1,217,753)
Total stockholders’ equity	582,274	513,673
Total liabilities and stockholders’ equity	$718,063	$665,149

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
	(Thousands, except per share amounts)
Revenues	$127,293	$139,335	$162,182
Cost of revenues	83,729	87,507	95,394
Gross profit	43,564	51,828	66,788
Operating expenses:
Research and development	16,412	15,358	14,479
Selling, general and administrative	16,002	16,892	14,736
Amortization of other intangible assets	154	154	150
Restructuring, acquisition and related (income) expense, net	3,084	—	(301)
Loss (gain) on sale of property and equipment	(19)	169	(16)
Total operating expenses	35,633	32,573	29,048
Operating income	7,931	19,255	37,740
Other income (expense):
Interest income (expense), net	253	123	175
Gain (loss) on foreign currency transactions, net	2,107	1,599	687
Other income (expense), net	906	936	233
Total other income (expense)	3,266	2,658	1,095
Income before income taxes	11,197	21,913	38,835
Income tax provision (1)	390	3,176	621
Net income	$10,807	$18,737	$38,214
Net income per share:
Basic	$0.06	$0.11	$0.23
Diluted	$0.06	$0.11	$0.22
Shares used in computing net income per share:
Basic	169,602	168,990	166,808
Diluted	171,261	170,692	169,841

(1) The Company has not completed its estimate of the impact of Public Law 115-97 (formerly known as the Tax Cuts and Jobs Act) on the realizability of its U.S. deferred tax assets and has, therefore, elected to utilize the reporting provisions of Staff Accounting Bulletin No. 118 issued by the U.S. Securities and Exchange Commission.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
	(Thousands)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$43,564	$51,828	$66,788
Stock-based compensation in cost of revenues	763	755	630
Restructuring and acquisition related costs in cost of revenues	—	969	—
Excess and obsolete charges in cost of revenues (2)	3,065	—	—
Non-GAAP gross profit	$47,392	$53,552	$67,418

GAAP gross margin rate	34.2%	37.2%	41.2%
Non-GAAP gross margin rate	37.2%	38.4%	41.6%
Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$7,931	$19,255	$37,740
Stock-based compensation	3,917	3,939	2,890
Amortization of other intangible assets	154	154	150
Restructuring, acquisition and related (income) expense, net	3,084	969	(301)
Excess and obsolete charges (2)	3,065	—	—
Loss (gain) on sale of property and equipment	(19)	169	(16)
Non-GAAP operating income	$18,132	$24,486	$40,463

GAAP operating income rate	6.2%	13.8%	23.3%
Non-GAAP operating income rate	14.2%	17.6%	24.9%

Reconciliation of GAAP net income to non-GAAP net income and adjusted EBITDA:
GAAP net income	$10,807	$18,737	$38,214
Stock-based compensation	3,917	3,939	2,890
Amortization of other intangible assets	154	154	150
Restructuring, acquisition and related (income) expense, net	3,084	969	(301)
Other (income) expense items, net	(906)	(936)	(233)
Loss (gain) on sale of property and equipment	(19)	169	(16)
Excess and obsolete charges (2)	3,065	—	—
Gain (loss) on foreign currency translation	(2,107)	(1,599)	(687)
Income tax effect	1,016	1,687	(125)
Non-GAAP net income	$19,011	$23,120	$39,892
Income tax (benefit) provision	(626)	1,489	746
Interest (income) expense, net	(253)	(123)	(175)
Depreciation expense	7,747	7,344	5,042
Adjusted EBITDA	$25,879	$31,830	$45,505

Non-GAAP net income per share:
Basic	$0.11	$0.14	$0.24
Diluted	$0.11	$0.14	$0.23
Shares used in computing Non-GAAP net income per share:
Basic	169,602	168,990	166,808
Diluted	171,261	170,692	169,841

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$763	$755	$630
Research and development	857	858	590
Selling, general and administrative	2,297	2,326	1,670
Total	$3,917	$3,939	$2,890

(2) Excess and obsolete charges related to inventory exposure as a result of the recently re-imposed export sanctions on ZTE.